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PF.NET COMMUNICATIONS, INC.
Computation of Ratio of Earnings to Fixed Charges

                                                                              Three months ended
                                              Inception to  Year ended              March 31,            Inception to
                                              December 31,  December 31,  ----------------------------    March 31,
                                                  1998          1999           1999          2000           2000
                                              ------------  ------------  ------------  -------------   -------------
Earnings:
  Total loss                                    (121,430)    (8,031,032)     (693,575)   (43,692,971)    (51,835,433)
  Income tax provision                                            2,000                                        2,000
                                              ------------  ------------  ------------  -------------   -------------
  Pre-tax loss                                  (121,430)    (8,029,032)     (693,575)   (43,692,971)    (51,833,433)

Fixed charges:
  Interest charges                                    --      2,856,138            --      5,022,995       7,879,133
  Interest factor of operating rents (1)              --         25,000            --          6,200          31,200
                                              ------------  ------------  ------------  -------------   -------------
  Total fixed charges                                 --      2,881,138            --      5,029,195       7,910,333

  Earnings as adjusted                          (121,430)    (5,147,894)     (693,575)   (38,663,776)     (43,923,100)
                                              ------------  ------------  ------------  -------------   -------------
  Ratio of earnings to fixed charges                  --             --            --             --               --
                                              ------------  ------------  ------------  -------------   -------------
                                              ------------  ------------  ------------  -------------   -------------

(1) Represents the portion of rental expense that we believe to be representative of interest (assumed to be one-third of rental expense)